Exhibit 10.1

SHARE PURCHASE AGREEMENT

by and between

SATELLOGIC INC.

and

THE PURCHASER AS SET FORTH HEREIN

December 8, 2024

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 8, 2024, by and between Satellogic Inc., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands (the “Company”) and the entity listed in Annex A attached to this Agreement (the “Purchaser”).

RECITALS.

WHEREAS, the Purchaser wishes to acquire, and the Company wishes to sell and deliver to the Purchaser, Class A ordinary shares of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), on the terms and subject to the conditions contained in this Agreement, in a transaction exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, capitalized terms used in these Recitals that are not set out above are defined in Article 1 below.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.           Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Action” shall have the meaning set forth in Section 3.9.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning set forth in the preamble.

“BSA/PATRIOT Act” shall have the meaning set forth in Section 4.7.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close.

“Class A Ordinary Shares” shall have the meaning set forth in the recitals.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble.

“Consent” shall have the meaning set forth in Section 3.5.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of share capital, capital stock or other equity securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

“Convertible Notes” means the floating rate secured convertible promissory notes issued by Nettar Group Inc. on April 12, 2024.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.2

“Environmental Laws” shall have the meaning set forth in Section 3.12.

“Evaluation Date” shall have the meaning set forth in Section 3.16.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning set forth in Section 3.7.

“Hazardous Materials” shall have the meaning set forth in Section 3.12.

“Indemnified Persons” shall have the meaning set forth in Section 5.4(a).

“Intellectual Property Rights” shall have the meaning set forth in Section 3.14.

“Lien” shall mean any lien, charge, pledge, security interest, claim or other encumbrance.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or its Subsidiaries’ ability to perform on a timely basis its obligations under any Transaction Document.

“Material Permits” shall have the meaning set forth in Section 3.32.

“Money Laundering Laws” shall have the meaning set forth in Section 3.31.

“OFAC” shall have the meaning set forth in Section 3.30.

“Per Share Price” shall mean a purchase price per Class A Ordinary Share of $2.80.

“Person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “Person” as contemplated by Section 13(d) of the Exchange Act.

“Placement Agent” shall mean Cantor Fitzgerald & Co. and its affiliates as placement agent in connection with the purchase of Class A Ordinary Shares pursuant to this Agreement. Unless the context otherwise requires, references to the Placement Agent shall be deemed to include the Placement Agent’s affiliates together with its and its affiliates’ respective officers, control persons, officers, directors, members, partners, agents, employees, representatives, legal advisers and assigns.

“Proceeding” means an action, claim, suit, investigation or proceeding (including an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” shall have the meaning set forth in the preamble.

“Representatives” shall mean, with respect to any Person, such Person’s Affiliates and such Person’s and each such Affiliate’s respective directors, officers, employees, managers, trustees, principals, shareholders, members, general or limited partners, agents and other representatives.

“Required Approvals” shall have the meaning set forth in Section 3.4.

“RSUs” shall have the meaning set forth in Section 3.6.

“Sanctioned Person” shall have the meaning set forth in Section 4.7.

“Sanctions” shall have the meaning set forth in Section 3.18.

“SEC Reports” shall have the meaning set forth in Section 3.7.

“Securities Act” shall have the meaning set forth in the recitals.

“Subject Shares” shall have the meaning set forth in Section 2.1(a).

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Tax” or “Taxes” shall mean any and all taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) imposed by any governmental authority, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and any ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs or duties.

“Trading Market” means any of the following markets or exchanges on which the Class A Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Other Purchase Agreements, all exhibits and schedules thereto and hereto and any other documents or agreements, executed in connection with the transactions contemplated hereunder.

“U.S.” shall mean the United States of America.

“Warrants” shall have the meaning set forth in Section 3.6.

2.           Purchase of Class A Ordinary Shares.

2.1    Purchase of Class A Ordinary Shares.

(a)     Upon the terms and subject to the conditions set forth herein, at the Closing the Company agrees to sell, with full title guarantee and free and clear of any encumbrances, and the Purchaser agrees to purchase, the number of Class A Ordinary Shares set forth opposite the Purchaser’s name on Annex A hereto under the heading “Number of Shares Purchased” (the “Subject Shares”) at the Per Share Price.

(b)    At or prior to the Closing, the Purchaser shall pay the purchase price set forth opposite the Purchaser’s name on the Annex A attached hereto under the column headed “Purchase Price” by wire transfer of immediately available funds in accordance with the wire instructions provided in writing by the Company to the Purchaser prior to the Closing Date. On or before the Closing, the Company will instruct its transfer agent to make book-entry notations representing the Subject Shares, against delivery of the amount set forth opposite each the Purchaser’s name on Annex A attached hereto under the column headed “Number of Shares Purchased”. In the event of the termination of this Agreement in accordance with the terms hereof, any payment by the Purchaser hereunder will be immediately returned by the Company to the Purchaser by wire transfer in immediately available funds to the account specified by the Purchaser.

2.2    Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures, at 9:00 a.m., New York time on Tuesday, December 10, 2024 or at such other time and location reasonably acceptable to the Company and the Purchaser (the “Closing Date”). Promptly following the Closing, the Company shall deliver to the Purchaser a book-entry statement from the Company’s transfer agent to the Purchaser evidencing the issue of the number of Subject Shares set forth opposite the Purchaser’s name on Annex A hereof under the column headed “Number of Shares Purchased”, registered in the name of the Purchaser as set forth on the Purchaser’s signature page hereto or its nominee in accordance with the Purchaser’s delivery instructions, free and clear of any Liens or other restrictions (other than those arising under state and federal securities laws).

2.3    Company Deliverables. Subject to the terms and conditions hereof, on or prior to the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser and (solely with respect to (a), (b) and (c) below) the Placement Agent:

(a)    a certificate (i) evidencing that the Company has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date and (ii) certifying that the conditions set forth in Section 6.2(b) hereof have been satisfied;

(b)    legal opinions of counsel, substantially in the form reasonably acceptable to the Purchaser and the Placement Agent, concerning certain matters under the laws of the United States and British Virgin Islands; and

(c)    a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to record in the register of members of the Company the issue of the Subject Shares to the Purchaser and to issue to the Purchaser book-entry notations representing the Subject Shares.

2.4    Purchaser Deliverables. Subject to the terms and conditions hereof, on or prior to the Closing, the Purchaser shall deliver, or cause to be delivered, payment to the Company of the amount set forth opposite the Purchaser’s name on Annex A hereof under the column headed “Purchase Price” by wire transfer of immediately available funds to an account designated by the Company in accordance with the wire instructions provided in writing by the Company to the Purchaser prior to the Closing Date.

3.         Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the following representations and warranties are true and complete as of the date hereof and as of the Closing Date:

3.1    Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is presently qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified and in good standing in each such jurisdiction (except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).

3.2    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents, to issue the Subject Shares and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its governing body, or its stockholders or shareholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when duly executed by the other parties thereto and delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (collectively, the “Enforceability Exceptions”).

3.3    No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance of the Subject Shares and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any material provision of the Company’s memorandum and articles of association, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.4    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or self-regulatory organization in connection with the execution, delivery and performance by the Company of the transactions contemplated by this Agreement, other than (i) filings required by applicable securities laws and the filing of a Current Report on Form 6-K under the Exchange Act, (ii) those filings or submissions required by Nasdaq, and (iii) any other filings, the failure of which to obtain would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (collectively, the “Required Approvals”).

3.5    Issuance of the Subject Shares. The Subject Shares are validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized shares the maximum number of Subject Shares issuable pursuant to this Agreement.

3.6    Capitalization. As of the date hereof and as of immediately prior to the Closing, the Company is authorized to issue an unlimited number of Class A Ordinary Shares and an unlimited number of Class B Ordinary Shares. As of December 7, 2024 and as of immediately prior to the Closing: (i) 77,924,901 shares of Class A Ordinary Shares were issued and 77,521,445 were outstanding and 13,582,641 shares of Class B Ordinary Shares were issued and outstanding, (ii) 49,184,915 warrants to purchase Class A Ordinary Shares (the “Warrants”), (iii) 3,595,198 restricted share units (“RSUs”), (iv) 4,138,644 options to purchase Class A Ordinary Shares were issued and outstanding. As of the date hereof, the Company owned 567,823 treasury shares and (v) 25,000,000 Class A Ordinary Shares issuable upon conversion of the Convertible Notes. All (i) issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and (ii) issued and outstanding Warrants, RSUs and options constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions. Except as set forth in the SEC Reports, there are no stockholder or shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any equity interests of the Company.

3.7    SEC Reports; Financial Statements. For the two years preceding the date hereof, the Company has timely filed all reports and other forms required to be filed by the Company under the Securities Act and the Exchange Act (the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

3.8    Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any of its shares.

3.9    Litigation. Except as set forth in the SEC Reports, there is no material action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in the SEC Reports, (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.10    Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.11    Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.12    Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all material federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all material authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all material permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all material terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.13    Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.

3.14    Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.15    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.16    Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed annual report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

3.17    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, except for fees payable to the Placement Agent. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.18    Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Subject Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Subject Shares hereunder does not contravene the rules and regulations of the Trading Market.

3.19    Investment Company. Neither the Company, nor any Affiliate thereof, and immediately after receipt of payment for the Subject Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.20    Registration Rights. Other than the Purchaser and Persons listed on active registration statements of the Company or otherwise disclosed in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

3.21    Listing and Maintenance Requirements. The Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class A Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

3.22    No Integration. Assuming the accuracy of the Purchaser’s representations and warranties set forth in this Article 3, neither the Company nor any Subsidiary has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Subject Shares in a manner that would require registration of the Subject Shares under the Securities Act.

3.23    Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all applicable income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

3.24    No General Solicitation. Neither the Company, nor any Person acting on behalf of the Company, has offered or sold any of the Subject Shares by any form of general solicitation or general advertising.

3.25    Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

3.26    No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to their accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

3.27    Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Subject Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Subject Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.28    Form F-3 Eligibility. The Company is eligible as of the date hereof to register the resale of the Subject Shares for resale by the Purchasers on Form F-3 promulgated under the Securities Act.

3.29    International Trade. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company (i) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, (ii) has engaged in any unauthorized transaction involving an embargoed territory (i.e., Cuba, Iran, North Korea, or the Crimea region or Covered Regions of Ukraine), a national of an embargoed territory, or an entity organized or incorporated under the laws of an embargoed territory, (iii) has engaged in any unauthorized transaction involving a person on a U.S. restricted parties list, including but not limited to the Specially Designated Nationals List, Entity List, Denied Parties List, or Debarred List, or (iv) has materially violated any sanctions authorities administered by OFAC or the U.S. Department of State, export controls authorities administered by the U.S. Department of Commerce or U.S. Department of State, or customs or import authorities administered by the U.S. Department of Commerce, U.S. International Trade Commission, or U.S. Department of Homeland Security.

3.30    Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.31    Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and, to the Company’s knowledge, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.32    Transactions with Affiliates and Employees. Except as set forth in the SEC Reports or otherwise disclosed in writing to the Purchaser prior to the date hereof, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for (i) payment of salary, advisory or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.33    Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, its respective businesses and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading.

3.34    Solvency. Based on the consolidated financial condition of the Company and its Subsidiaries as of the date hereof, after giving effect to the receipt by the Company of the proceeds from the sale of the Subject Shares on the date hereof, (i) the fair saleable value of the assets of the Company and its Subsidiaries, taken as a whole, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including known contingent liabilities) the Company and its Subsidiaries, taken as a whole, as they mature, (ii) the assets of the Company and its Subsidiaries, taken as a whole, do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and its Subsidiaries, taken as a whole, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company and its Subsidiaries, taken as a whole, together with the proceeds the Company and its Subsidiaries would receive, were they to liquidate all of their assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company and its Subsidiaries, taken as a whole, do not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.35    Acknowledgment Regarding Purchaser’s Purchase of the Subject Shares. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4, the Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby and that no Purchaser is, immediately prior to the consummation of the transactions contemplated by the Transaction Documents (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Company’s Ordinary Shares (as defined for purposes of Rule 13d-3 of the 1934 Act).

3.36    No Implied Representations. Except for the representations and warranties contained in this Article 3, the Company has not made any express or implied representation or warranty, and the Company hereby disclaims any such representation or warranty with respect to, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

4.           Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company and the Placement Agent as of the date hereof and the Closing Date:

4.1    Organization or Incorporation; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of each respective Purchaser. The Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

4.2    Own Account. The Purchaser understands that the Subject Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Subject Shares as principal for its own account and not with a view to or for distributing or reselling the Subject Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Subject Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Subject Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Subject Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Subject Shares hereunder in the ordinary course of its business.

4.3    Purchaser Status. At the time the Purchaser was offered the Subject Shares, it was, and as of the date hereof it is, and on the Closing Date, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.

4.4    Experience of the Purchaser. The Purchaser, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Subject Shares and, at the present time, is able to afford a complete loss of such investment.

4.5    General Solicitation. The Purchaser is not, to the Purchaser’s knowledge, purchasing the Subject Shares as a result of any advertisement, article, notice or other communication regarding the Subject Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

4.6    Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Subject Shares and the merits and risks of investing in the Subject Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser also acknowledges that it will, based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own investment decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Transaction Documents.

4.7    Not Sanctioned. The Purchaser is not, and the Purchaser is not owned or controlled by or acting on behalf of, a Sanctioned Person. The Purchaser is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. The Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Purchaser maintains policies and procedures reasonably designed to comply with its obligations under the BSA/PATRIOT Act. The Purchaser also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by the Purchaser and used to purchase the Subject Shares are derived from lawful activities. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions- related list of designated or blocked or restricted persons; (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized or incorporated under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time; or (iii) owned or controlled by or acting on behalf of any of the foregoing.

4.8    Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly, executed any purchases or sales of the securities of the Company during the period commencing as of the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subject Shares covered by this Agreement. Other than to the Purchaser’s Representatives, including its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.9    No Implied Representations. Except for the representations and warranties contained in this Article 4, the Purchaser makes no express or implied representation or warranty, and the Purchaser hereby disclaims any such representation or warranty with respect to, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

The Company acknowledges and agrees that the representations contained in this Article 4 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

5.           Covenants.

5.1    Confidentiality. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Closing Form 6-K, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information provided in connection therewith; provided, however, that any disclosure may be made by the Purchaser to such Purchaser’s Representatives or agents, including, but not limited to, the Purchaser’s legal, tax and investment advisors.

5.2    Nasdaq Matters. Prior to the Closing Date, the Company shall comply in all material respects with all listing, reporting, filing, and other obligations under the rules of Nasdaq. After the Closing Date, the Company will use commercially reasonable efforts to continue the listing and trading of its Class A Ordinary Shares on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with all listing, reporting, filing, and other obligations under the rules of Nasdaq.

5.3    Securities Act Compliance. The Purchaser shall not transfer, sell, offer for sale, pledge or hypothecate the Subject Shares in violation of applicable securities laws.

5.4    Indemnification.

(a)    The Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or Proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Person’s fraud or willful misconduct.

(b)    Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any Proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.5    Legends; Removal of Legend:

(a)    The Purchaser understands that the book-entry account evidencing the Class A Ordinary Shares may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

(b)    Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Class A Ordinary Shares, as applicable, (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision (without the requirement for the Company to comply with the current public information obligations of Rule 144(c) (or Rule 144(i)(2), if applicable)), the Company shall within one (1) trading day of any request therefor from the Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, instruct its transfer agent to the effect the removal of the legend described in Section 5.5(a) of this Agreement.

The Company shall be responsible for the fees of its transfer agent associated with such issuance, including any other costs related to the Company’s obligations under this Section 5.5(b), provided that, for the avoidance of doubt, each holder shall be responsible for its fees associated with such issuance, including the preparation of any documents or certificates (including outside counsel fees).

5.6    Filings. At or prior to 9:00 a.m. (New York City time) on the first Business Day following the Closing, the Company shall furnish with the SEC a Form 6-K announcing and describing the material terms of the transaction and the transaction documents (the “Closing Form 6-K”). Prior to filing such Closing Form 6-K, the Purchaser shall have an opportunity to provide, and the Company shall reasonably consider, proposed redactions of specific information in respect of the Purchaser set forth in this Agreement, including its name, address, notice details, and the details of any of its Representatives (including their email addresses, names and other identifying or contact information).

5.7    Registration of Subject Shares.

(a)    The Company agrees that the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subject Shares (the “Registration Statement”) on or promptly following the Closing Date, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective promptly thereafter, and in no later than thirty (30) calendar days following the Closing Date (the “Effectiveness Deadline”), provided that the Effectiveness Deadline shall be extended to one hundred and twenty (120) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided by, the Commission; provided, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Subject Shares by the applicable Purchaser or otherwise, such Registration Statement shall register for resale such number of Subject Shares which is equal to the maximum number of Subject Shares as is permitted to be registered by the Commission. In such event, the number of Subject Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use commercially reasonable efforts to cause such Registration Statement to remain effective with respect to the Purchaser until the earlier of (i) one (1) year from the issuance of the Subject Shares, (ii) the date on which all of the Subject Shares shall have been sold, or (iii) the first date on which the Purchaser can sell all of its Subject Shares (or shares received in exchange therefor) under Rule 144 under the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Purchaser to resell the Subject Shares pursuant to the Registration Statement or Rule 144 under the Securities Act (when Rule 144 under the Securities Act becomes available to the Company), as applicable, qualify the Subject Shares for listing on the applicable stock exchange on which the Company’s Class Ordinary A Shares are then listed, and update or amend the Registration Statement as necessary to include the Subject Shares. The Purchaser agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, of Subject Shares to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company’s obligations to include the Subject Shares in the Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Subject Shares as shall be reasonably requested by the Company to effect the registration of the Subject Shares, and the Purchaser shall execute such documents in connection with such registration as the Company may reasonably request that are customary for a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Purchaser as to the status of such registration. The Purchaser shall not be entitled to use the Registration Statement for an underwritten offering of Subject Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require the Purchaser not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided that (x) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (y) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Purchaser of such securities as soon as practicable thereafter.

(b)    Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading, the Purchaser agrees that (i) it will immediately discontinue offers and sales of the Subject Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the Purchaser will deliver to the Company or, in the Purchaser’s sole discretion, destroy all copies of the prospectus covering the Subject Shares in the Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subject Shares shall not apply (x) to the extent the Purchaser is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(c)    If the Registration Statement is not declared effective by the SEC by the Effectiveness Deadline (the “Effectiveness Failure”), then, in addition to any other rights the Purchaser may have hereunder or under applicable law, beginning on the day after the Effectiveness Deadline and on each monthly anniversary thereafter until the Registration Statement is declared effective by the SEC, the Company shall pay to Purchaser, as liquidated damages and not as a penalty, an amount equal to 1.0% of the aggregate Purchase Price of the Subject Shares then held by such Purchaser, up to a maximum of 6.0% of such aggregate Purchase Price. The liquidated damages shall be paid monthly in arrears within ten (10) Business Days following the last day of each month. The parties agree that (i) the Company shall not be liable for liquidated damages under this Agreement with respect to any Subject Shares that may be resold pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions, and (ii) any payments made pursuant to this Section 5.7(d) shall constitute the Purchaser’s exclusive remedy for such Effectiveness Failure. The liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of the Effectiveness Failure.

(d)    Notwithstanding anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) Purchaser has not been asked by the Company to agree, nor has Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the securities for any specified term; (ii) past or future open market or other transactions by Purchaser, specifically including, without limitation, short sales or “derivative” transactions, before or after the Closing Date, and that such trading activity may negatively impact the market price of the Company’s publicly-traded securities; (iii) Purchaser, and counter-parties in “derivative” transactions to which any Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

5.8    Standstill. Without the prior written consent of Purchaser, from the date hereof until fourteen (14) days after the Effectiveness Deadline, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Ordinary Shares or Class A Ordinary Shares equivalents.

5.9    Securities Laws Disclosure; Publicity. The Company shall (a) by 8:30 a.m. (New York City time) on December 9, 2024, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) furnish a Form 6-K, including a form of this Agreement as an exhibit thereto, with the SEC within four (4) business days following the Closing Date. From and after the issuance of such press release, the Company represents to Purchaser that it shall have publicly disclosed all material, non-public information delivered to Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and Purchaser or any of its Affiliates on the other hand, shall terminate.

5.10    Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 5.9, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to Purchaser without Purchaser’s consent, the Company hereby covenants and agrees that Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously, or promptly thereafter (but in no event more than one full trading day thereafter), publicly disclose such information via a press release or Form 6-K. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

6.           Conditions Precedent.

6.1    Mutual Conditions of Closing. The obligations of the Company and the obligations of the Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction, or written waiver from the Company and the Purchaser, of the following conditions precedent:

(a)    the purchase of and payment for the Subject Securities by the Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation; and

(b)     the sale and delivery of the Subject Shares shall be exempt from the requirement to file a prospectus or registration statement and there shall be no requirement to deliver an offering memorandum under applicable securities Law relating to the sale and delivery of the Subject Shares.

6.2    Conditions to the Obligation of the Purchaser to Consummate the Closing. The obligation of the Purchaser to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, or due waiver in writing by the Purchaser, of the following conditions precedent:

(a)    the Company shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(b)    the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Sections 3.1, 3.2, 3.5 and those representations and warranties that are qualified as to materiality or a Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date (except in the case of representations and warranties that are made as of a specified date, which shall be true and correct in all respects as of such specified date);

(c)    the Company shall have filed with Nasdaq a Listing of Additional Shares notice form for the listing of the Subject Securities and shall not have received any objection to such notice from Nasdaq;

(d)    the Company shall have delivered, or caused to be delivered, to the Purchaser at or prior to the Closing, as applicable, the Company’s closing deliverables described in Section 2.3 hereof;

(e)    since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect; and

(f)    no stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Class A Ordinary Shares. The Class A Ordinary Shares shall be listed on Nasdaq and shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading thereon nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, in writing by the SEC or Nasdaq.

6.3    Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions contemplated hereby and sell and deliver the Subject Shares to the Purchaser at the Closing, is subject to the satisfaction, or due waiver in writing by the Company, of the following conditions precedent:

(a)    the Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(b)    the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Section 4.1, which shall be true and correct in all respects) as of the Closing Date (except in the case of representations and warranties that are made as of a specified date, which shall be true and correct in all respects as of such specified date); and

(c)    the Purchaser shall have delivered, or caused to be delivered, to the Company at or prior to the Closing, as applicable, the Purchaser’s closing deliverables described in Section 2.4 hereof.

7.           Termination.

7.1    Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated:

(a)    at any time before the Closing by mutual written consent of the Company and the Purchaser;

(b)    if, on the Closing Date, any of the conditions of Closing set forth in Article 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated; or

(c)    at any time after the date that is five (5) Business Days after the date of this Agreement by either the Company, on the one hand, or the Purchaser, on the other hand, if the Closing shall not have occurred on or before such date, provided, however, that the right to terminate this Agreement pursuant to the preceding sub-paragraphs (b) or (c) of this Section 7.1 shall not be available to a party if the inability to satisfy any of the conditions to Closing was due primarily to the failure of such party to perform any of its obligations under this Agreement.

7.2    Effect of Termination. In the event of any termination pursuant to Section 7.1, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchaser, or their respective Affiliates or Representatives, with respect to this Agreement, except (a) for the terms of this Section 7.2, Section 5.1 and Section 8, which shall survive the termination of this Agreement, and (b) that nothing in this Section 7.2 shall relieve any party hereto from liability or damages incurred or suffered by any other party resulting from any intentional (x) breach of any representation or warranty of such first party or (y) failure of such first party to perform a covenant hereof.

8.           Miscellaneous Provisions.

8.1    Survival. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the execution and delivery of this Agreement and the Closing. The covenants made in this Agreement shall survive the Closing indefinitely until fully performed in accordance with their terms and remain operative and in full force and effect in accordance with their terms regardless of acceptance of any of the Subject Shares and payment therefor and repayment, conversion or repurchase thereof. The Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.2    Interpretation. The term “or” when used in this Agreement is not exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. Except as otherwise specified herein, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto). The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.3    Notices. All notices, requests, Consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (unless there is evidence that it was delivered earlier): (a) when delivered, if delivered personally; (b) five (5) Business Days after being sent via a reputable international courier service; or (c) at the time of sending if sent by e-mail, provided that receipt shall not occur if the sender receives an automated message that the e-mail has not been delivered to the recipient, in each case to the intended recipient as set forth below.

If to the Company:

Satellogic Inc.

210 Delburg Street

Davidson, NC 28036 Attn: Rick Dunn, CFO

Email: ***

With a copy (which will not constitute notice) to:

King & Spalding LLP

1180 Peachtree Street NE Atlanta, GA 30309

Attn: Zack Davis

E-Mail: zdavis@kslaw.com

If to the Purchaser:

to the address set forth on Annex A hereto.

8.4    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.5    Governing Law; Jurisdiction; Waiver of Jury.

(a)    This Agreement and all matters relating hereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(b)    The Company and the Purchaser hereby irrevocably and unconditionally:

(i)    submits for itself and its property in any Action or Proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of New York in the State of New York;

(ii)    consents that any such Action or Proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such Action or Proceeding in any such court or that such Action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)    agrees that service of process in any such Action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)    agrees that final judgment in any such suit, Action or Proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)    IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT.

8.6    Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to a party upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. Any agreement on the part of a party or parties hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

8.7    Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that irreparable damages for which money damages, even if available, may not be an adequate remedy, may occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties may be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or other equitable relief.

8.8    Assignment. The Purchaser may not assign its rights or obligations under this Agreement without the prior written consent of the Company, other than to the following Persons, to whom the Purchaser may, after Closing, assign its rights and/or transfer its obligations under this Agreement without the prior written consent of the Company: any Affiliate or any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Purchaser. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns. Any purported assignment other than in compliance with the terms hereof shall be void ab initio. Any assignment and/or transfer of rights by the Purchaser under this Agreement following Closing to any Affiliate of the Purchaser shall enable such Affiliate to exercise such rights (including in respect of representations and warranties) as if such Affiliate were party to this Agreement as of the date hereof and acquired the Subject Shares directly from the Company at Closing.

8.9    Reliance by and Exculpation of Placement Agent.

(a)    Purchaser agrees for the express benefit of the Placement Agent and its affiliates and representatives that (i) the Placement Agent and its affiliates and representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Subject Shares, and the Purchaser will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (ii) Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Subject Shares, (iii) Purchaser will be purchasing the Subject Shares based on the results of its own due diligence investigation of the Company and the Placement Agent and each of its respective directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Subject Shares, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) Purchaser has negotiated the offer and sale of the Subject Shares directly with the Company, and the Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Purchaser further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Subject Shares, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 8.9 shall survive any termination of this Agreement.

(b)    Neither the Placement Agent nor any of its affiliates or representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Documents or in connection with any of the transactions contemplated therein; or (iii) shall be liable (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Documents or (B) for anything which any of them may do or refrain from doing in connection with the Transaction Documents, except in each case for such party’s own gross negligence or willful misconduct.

8.10    No Third-Party Beneficiaries. Except as expressly described herein with respect to the Placement Agent, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto. The Placement Agent is an intended third-party beneficiary of the Company deliverables in Section 2.3 and the representations and warranties in Articles 3 and 4, Sections 8.9 and 8.12, and this Section 8.10. Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto and the Placement Agent. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto and the Placement Agent may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

8.11    Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute a single instrument.

8.12    Nature of Relationship. The Purchaser acknowledges and agrees that its relationship under this Agreement is purely contractual. Therefore, (i) this Agreement does not create a fiduciary relationship of any kind (partnership, agency, trust, employment or otherwise), nor (save as expressly provided herein) restrict or limit the activities of the parties in any way, (ii) no party is a representative or agent of any other party for any purpose whatsoever, and (iii) no party shall have any right, power or authority to make or enter into any commitments for or on behalf of any other party. Purchaser understands and acknowledges that the Placement Agent has acted solely as the agent of the Company in this placement of the Subject Shares, and Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its investment decision hereunder.

8.13    Entire Agreement; Amendments. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits hereto, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.

8.14    No Personal Liability of Directors, Officers, Owners, Etc. No director, officer, employee, incorporator, equity holder, managing member, member, general partner, limited partner, principal or other agent of the Purchaser or the Company shall have any liability for any obligations of the Purchaser or the Company, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of the Purchaser or the Company, as applicable, under this Agreement. Each party hereby waives and releases all such liability. This waiver and release are a material inducement to each party’s entry into this Agreement.

8.15    Mutual Drafting. This Agreement is the joint product of the Purchaser and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly appointed officers as of the date first above written.

COMPANY:

SATELLOGIC INC.

By:
Name:
Title:

PURCHASER:

ALYESKA MASTER FUND, L.P.

By:
Name:
Title:

ANNEX A

Name and Address and Notice Details	Number of Shares Purchased	Purchase Price
Alyeska Master Fund, L.P. Mailing: *** Email: ***	3,571,429	$2.80

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